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                             ATL ULTRASOUND, INC.
                             --------------------
                           (Washington Corporation)
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                            PARENTS & SUBSIDIARIES
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                                                                                  JURISDICTION OF     PERCENTAGE OF
REGISTRANT                                                                         INCORPORATION     VOTING CONTROL
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ATL Ultrasound, Inc...............................................................  Washington

Subsidiaries included in the consolidated financial statements contained herein:

Advanced Technology Laboratories, Inc. ...........................................  Washington            100
    ATL Medizinishe Gerate Service und Handelgesellschaft m.b.H. .................  Austria               100
    Advanced Technology Laboratories United Kingdom - Limited.....................  England                99(1)
    Advanced Technology Laboratories (Deutschland) GmbH...........................  Germany                98(2)
    Advanced Technology Laboratories S.A.R.L. ....................................  France                 99.9997(3)
    Advanced Technology Laboratories S.p.A. ......................................  Italy                 100
    Advanced Technology Laboratories Singapore Private Ltd. ......................  Singapore             100
    Advanced Technology Laboratories Argentina S.A. ..............................  Argentina              99(4)
    ATL China Ltd. ...............................................................  Hong Kong              99(4)
    ATL Ultrasound, A.B. .........................................................  Sweden                100
    Advanced Technology Laboratories Hong Kong Limited............................  Hong Kong              99(4)
    Advanced Technology Laboratories - ATL do Brasil Ltda. ........................ Brasil                 99(4)
    Scientific Medical Systems International, Inc. ...............................  Delaware              100
    Advanced Technology Laboratories..............................................  Delaware              100
    Handheld Ultrasound Systems, Inc. ............................................  Washington            100
    ATL (India) Limited...........................................................  India                  51(5)
    ATL International, Inc. ......................................................  Washington            100
        Advanced Technology Laboratories Australia Pty., Ltd. ....................  Australia              99.99(6)
        Advanced Technology Laboratories - Belgium N.V. ..........................  Belgium                99(1)
        Advanced Technology Laboratories Nederland B.V. ..........................  Netherlands           100
        Advanced Technology Laboratories (Canada), Inc. ..........................  Canada                100
    ATL Financial Services, Inc. .................................................  Washington            100
    Atlas Diagnostics International, Inc. ........................................  Washington            100
    Atlantis Diagnostics International, L.L.C. ...................................  Washington             60(7)
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(1)  1% held by Advanced Technology Laboratories, Inc. (Delaware)
(2)  2% held by Scientific Medical Systems International, Inc.
(3)  432,869 parts held by ATL Ultrasound, Inc. and 1 part owned by ATL
     International, Inc.
(4)  1% held by ATL International, Inc.
(5)  49% held by Sanmar Electrotech Holdings Ltd.
(6)  .01 held by Gregory John Brand
(7)  Limited Liability Company. Ownership consists of Members,
     ATL Ultrasound, Inc. owns a 60% interest and Hitachi Medical
     Corporation owns a 40% interest.

As of 12/31/97